Funko Reports First Quarter 2023 Financial Results and Updated Outlook for Fiscal Year 2023

EVERETT, Wash. May 4, 2023 -- Funko, Inc. ("Funko,” or the “Company”) (Nasdaq: FNKO), a leading pop culture lifestyle brand, today reported its consolidated financial results for the first quarter ended March 31, 2023.
“We are off to a strong start in 2023, with progress on our cost-savings initiatives and continued innovation in our product lineup. Enthusiasm for the brand remains strong, highlighted by our 61% sales increase in our direct-to-consumer channel, the success of our recent product launches, and the early promise of our recent commercial partnership with Fanatics,” said Brian Mariotti, Chief Executive Officer.
“Due to our actions to reduce our cost structure, we are raising the midpoint of our outlook for adjusted EBITDA for the full year to between $65 million and $75 million. While our top priority continues to be improving our operations, we haven’t lost sight of all the tremendous opportunities that we believe will drive long-term growth and shareholder value.”
First Quarter 2023 Financial Summary (Compared to First Quarter 2022)
•Net sales decreased 18% to $251.9 million
•Net loss increased 521% to $61.1 million
•Adjusted EBITDA1 loss increased 139% to $14.0 million
•GAAP loss per diluted share of $1.17
•Adjusted loss per diluted share1 of $0.49
First Quarter 2023 Operating Highlights
•Direct-to-consumer net sales grew 61% YoY driven by strong fan enthusiasm and enhanced e-commerce capabilities, reflecting the strength of the Funko brand
•Launched Bitty Pop!, one of the strongest product introductions in the Company's history, tapping into the broader miniature collectibles trend
•Introduced new agreement with Fanatics, partnering with the category leader to offer exciting new collectibles in the world of sports pop culture
•Delivered significant reductions in expected net loss and adjusted EBITDA loss due to strong progress on multiple operating initiatives, including eliminating excess container charges and improved fulfillment costs

First Quarter 2023 Financial Results
The tables below show the breakdown of net sales on a geographical, brand category and product category basis (in thousands):

	Three Months Ended March 31,		Period Over Period Change
	2023	2022	Dollar	Percentage
Net sales by brand category:
Core Collectible	$183,471	$239,647	$(56,176)	(23.4)%
Loungefly	52,174	50,103	2,071	4.1%
Other	16,233	18,593	(2,360)	(12.7)%
Total net sales	$251,878	$308,343	$(56,465)	(18.3)%

	Three Months Ended March 31,		Period Over Period Change
	2023	2022	Dollar	Percentage
Net sales by geography:
United States	$177,785	$232,165	$(54,380)	(23.4)%
Europe	59,336	57,057	2,279	4.0%
Other International	14,757	19,121	(4,364)	(22.8)%
Total net sales	$251,878	$308,343	$(56,465)	(18.3)%

Gross margin2 declined to 19.7% compared to 35.3% in the first quarter of 2022, reflecting a one-time write down of $30.1 million of inventory. Excluding the inventory write-down, adjusted gross margin would have been approximately 32%.
SG&A expenses increased 27.6% to $100.1 million or 39.7% of net sales compared to $78.4 million or 25.4% of net sales in the first quarter of 2022, driven primarily by higher fulfillment costs, but compared favorably to expectations due to progress on fulfillment cost reduction.
Net loss was $61.1 million and net loss margin was 24.3%, compared to net income of $14.5 million and net income margin of 4.7% in the first quarter of 2022. Adjusted Net loss1 (non-GAAP) was $25.3 million compared to Adjusted Net Income1 of $18.4 million in the first quarter of 2022. Adjusted EBITDA1 in the first quarter of 2023 was a loss of $14.0 million and Adjusted EBITDA margin1 was (5.6)%, compared to Adjusted EBITDA2 of $36.3 million and Adjusted EBITDA margin2 of 11.8% in the first quarter of 2022. A reconciliation of these non-GAAP measures to GAAP is provided below.
Balance Sheet Highlights
Total cash and cash equivalents as of March 31, 2023 totaled $34.8 million, an increase of 5.0% compared to March 31, 2022.
As of March 31, 2023, total debt was $310.4 million, including the amount outstanding under the Company's term loan facility, net of unamortized discounts, revolving line of credit and the Company's equipment finance loan.
Inventories at the end of the first quarter of 2023 totaled $191.6 million, up 18.6% compared to a year ago, but down 22.3% over the fourth quarter of 2022.

Outlook
"We have made strong progress in reducing costs and right sizing our business." said Steve Nave, Chief Financial Officer and Chief Operating Officer. "We are raising our full year adjusted EBITDA outlook due to that progress, but revising our net sales outlook to reflect the well documented retail inventory destocking. While Funko’s success, built on fan enthusiasm, has shown resilience to volatility in the broader market, we are not immune to these external factors in the short term."
For the second quarter of 2023, the Company expects:
•Net sales of $240 million to $260 million.
•Sequential gross margin2 improvement relative to the first quarter adjusted gross margin1.
•SG&A approximately in line with the first quarter.
•Adjusted EBITDA1 of a loss of $10 million to break even.
•Adjusted Net Loss1 of $24 million to $16 million based on a blended tax rate of 25%, and adjusted loss per diluted share1 of $0.45 to $0.30 based on a weighted average diluted share count of 52.2 million shares.
For the full year 2023, the Company expects:
•Net sales to decline year-over-year between 10% and 5%.
•Adjusted EBITDA1 for the year to be between $65 million and $75 million.

1Adjusted Net Loss, Adjusted Earnings per Diluted Share, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted cost of sales and Adjusted gross margin are non-GAAP financial measures. For a reconciliation of historical Adjusted Net Income, Adjusted Earnings per Diluted Share, Adjusted EBITDA, Adjusted cost of sales and Adjusted gross margin to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press release. A reconciliation of Adjusted Net Loss, Adjusted Earnings per Diluted Share and Adjusted EBITDA margin outlook to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, for the second quarter of 2023 the Company expects equity-based compensation of approximately $3.8 million, depreciation and amortization of approximately $14.5 million, interest expense of approximately $6.7 million and severance and restructuring expenses of approximately $0.2 million. For the full year 2023 the Company expects equity-based compensation of approximately $14.9 million, depreciation and amortization of approximately $58.1 million, interest expense of approximately $24.3 million, and severance and restructuring expenses of approximately $2.4 million, each of which is a reconciling item to Net Income. See "Non-GAAP Financial Measures" for more information.
2Gross margin is calculated as net sales less cost of sales (exclusive of depreciation and amortization) as a percentage of net sales.
Conference Call and Webcast
The Company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, May 4, 2023, to further discuss its first quarter results and business outlook. A live webcast and replay of the event will be available on the Investor Relations section on the Company’s website at investor.funko.com. The replay of the webcast will be available for one year.
About Funko
Headquartered in Everett, Washington, Funko is a leading pop culture lifestyle brand. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at www.funko.com, and follow us on Twitter (@OriginalFunko) and Instagram (@OriginalFunko).

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial results and financial position, including capital resources, the underlying trends in our business, including retailer destocking, operational constraints, inflation, interest rates, and other macroeconomic trends, compliance with financial and negative covenants under our Credit Agreement, as amended, and related impacts to our business, demand for our products and our potential for growth, expectations regarding infrastructure investments, expectations regarding inventory levels including future write-downs of inventory, cost savings initiatives and anticipated annualized cost savings, and our strategic growth priorities. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to execute our business strategy and manage growth; our ability to manage our inventories; our ability to maintain and realize the full value of our license agreements; impacts from economic downturns; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; risks related to the impact of COVID-19 on our business, financial results and financial condition; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; the ongoing level of popularity of our products with consumers; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; our use of third-party manufacturing; risks associated with climate change; increased attention to sustainability and environmental, social and governance initiatives; geographic concentration of our operations; risks associated with our international operations; changes in effective tax rates or tax law; foreign currency exchange rate exposure; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; future development and acceptance of blockchain networks; risks associated with receiving payments in digital assets; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness, including our ability to comply with financial and negative covenants under our Credit Agreement, as amended; our ability to secure additional financing on favorable terms or at all; the potential for our or third-party providers’ electronic data or the electronic data of our customers to be compromised; the influence of our significant stockholder, TCG, and the possibility that TCG’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; and risks associated with our internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our Form 10-Q for the fiscal quarter ended March 31, 2023 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.
Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations:
investorrelations@funko.com
Media:
pr@funko.com

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2023	2022
	(In thousands, except per share data)
Net sales	$251,878	$308,343
Cost of sales (exclusive of depreciation and amortization shown separately below)	202,303	199,649
Selling, general, and administrative expenses	100,061	78,420
Depreciation and amortization	13,976	10,471
Total operating expenses	316,340	288,540
(Loss) income from operations	(64,462)	19,803
Interest expense, net	5,687	1,210
Loss on extinguishment of debt	494	—
Other expense, net	821	397
(Loss) income before income taxes	(71,464)	18,196
Income tax (benefit) expense	(10,320)	3,678
Net (loss) income	(61,144)	14,518
Less: net (loss) income attributable to non-controlling interests	(5,833)	4,636
Net (loss) income attributable to Funko, Inc.	$(55,311)	$9,882
(Loss) earnings per share of Class A common stock:
Basic	$(1.17)	$0.25
Diluted	$(1.17)	$0.23
Weighted average shares of Class A common stock outstanding:
Basic	47,248	40,324
Diluted	47,248	42,529

Funko, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2023	December 31, 2022
	(In thousands, except per share amounts)
Assets
Current assets:
Cash and cash equivalents	$34,797	$19,200
Accounts receivable, net	161,313	167,895
Inventory	191,558	246,429
Prepaid expenses and other current assets	48,490	39,648
Total current assets	436,158	473,172
Property and equipment, net	104,963	102,232
Operating lease right-of-use assets	68,469	71,072
Goodwill	135,283	131,380
Intangible assets, net	179,262	181,284
Deferred tax asset	123,610	123,893
Other assets	10,849	8,112
Total assets	$1,058,594	$1,091,145
Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$141,000	$70,000
Current portion of long-term debt, net of unamortized discount	21,790	22,041
Current portion of operating lease liabilities	18,703	18,904
Accounts payable	55,542	67,651
Income taxes payable	866	871
Accrued royalties	46,356	69,098
Accrued expenses and other current liabilities	110,323	112,832
Total current liabilities	394,580	361,397
Long-term debt, net of unamortized discount	147,574	153,778
Operating lease liabilities, net of current portion	79,602	82,356
Deferred tax liability	390	382
Liabilities under tax receivable agreement, net of current portion	99,620	99,620
Other long-term liabilities	3,499	3,923

Commitments and Contingencies

Stockholders’ equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 47,326 and 47,192 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	5	5
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 3,293 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	—
Additional paid-in-capital	314,537	310,807
Accumulated other comprehensive loss	(1,665)	(2,603)
Retained earnings	4,704	60,015
Total stockholders’ equity attributable to Funko, Inc.	317,581	368,224
Non-controlling interests	15,748	21,465
Total stockholders’ equity	333,329	389,689
Total liabilities and stockholders’ equity	$1,058,594	$1,091,145

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2023	2022
	(In thousands)
Operating Activities
Net (loss) income	$(61,144)	$14,518
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation, amortization and other	13,745	10,141
Equity-based compensation	3,642	3,369
Amortization of debt issuance costs and debt discounts	267	217
Loss on debt extinguishment	494	—
Other	(1,702)	(9)
Changes in operating assets and liabilities:
Accounts receivable, net	8,031	(1,108)
Inventory	55,824	3,894
Prepaid expenses and other assets	(8,063)	(3,408)
Accounts payable	(12,139)	(1,876)
Income taxes payable	(34)	1,991
Accrued royalties	(22,742)	1,506
Accrued expenses and other liabilities	(6,449)	(52,190)
Net cash used in operating activities	(30,270)	(22,955)

Investing Activities
Purchases of property and equipment	(12,746)	(19,182)
Acquisitions, net of cash received	(5,274)	—
Other	233	(292)
Net cash used in investing activities	(17,787)	(19,474)

Financing Activities
Borrowings on line of credit	71,000	—
Debt issuance costs	(1,957)	—
Payments of long-term debt	(5,621)	(4,500)
Distributions to continuing equity owners	—	(3,408)
Proceeds from exercise of equity-based options	87	78
Net cash provided by (used in) financing activities	63,509	(7,830)

Effect of exchange rates on cash and cash equivalents	145	(167)

Net change in cash and cash equivalents	15,597	(50,426)
Cash and cash equivalents at beginning of period	19,200	83,557
Cash and cash equivalents at end of period	$34,797	$33,131

Funko, Inc. and Subsidiaries
Non-GAAP Financial Measures
(Unaudited)

Adjusted Net (Loss) Income, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted cost of sales and Adjusted gross margin are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. Adjusted Net (Loss) Income, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted cost of sales and Adjusted gross margin are not measurements of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, earnings per share or any other performance measure derived in accordance with U.S. GAAP. We define Adjusted Net (Loss) Income as net income attributable to Funko, Inc. adjusted for the reallocation of income (loss) attributable to non-controlling interests from the assumed exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and further adjusted for the impact of certain non-cash charges and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, non-cash charges related to equity-based compensation programs, loss of extinguishment of debt, acquisition transaction costs and other expenses, certain severance, relocation and related costs, foreign currency transaction gains and losses, tax receivable agreement liability adjustments, one-time inventory write-down and other unusual or one-time items, and the income tax expense (benefit) effect of these adjustments. We define Adjusted (Loss) Earnings per Diluted Share as Adjusted Net (Loss) Income divided by the weighted-average shares of Class A common stock outstanding, assuming (1) the full exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and (2) the dilutive effect of stock options and unvested common units, if any. We define EBITDA as net income before interest expense, net, income tax expense, depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted for non-cash charges related to equity-based compensation programs, loss of extinguishment of debt, acquisition transaction costs and other expenses, certain severance, relocation and related costs, foreign currency transaction gains and losses, tax receivable agreement liability adjustments, one-time inventory write-down and other unusual or one-time items. Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales. We define Adjusted cost of sales as cost of sales (excluding depreciation and amortization) adjusted for a one-time inventory write-down to improve U.S. warehouse operational efficiency. Adjusted gross margin is calculated as net sales less Adjusted cost of sales divided by net sales. We caution investors that amounts presented in accordance with our definitions of Adjusted Net (Loss) Income, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted cost of sales and Adjusted gross margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate these measures in the same manner. We present Adjusted Net Income, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted cost of sales and Adjusted gross margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Management uses Adjusted Net (Loss) Income, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted cost of sales and Adjusted gross margin as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations; for planning purposes, including the preparation of our internal annual operating budget and financial projections; as a consideration to assess incentive compensation for our employees; to evaluate the performance and effectiveness of our operational strategies; and to evaluate our capacity to expand our business.

By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our senior secured credit facilities use Adjusted EBITDA to measure our compliance with covenants such as senior leverage ratio. Adjusted Net (Loss) Income, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted cost of sales and Adjusted gross margin have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in this press release as indicators of financial performance. Some of the limitations are:
•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.
Due to these limitations, Adjusted Net (Loss) Income, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted cost of sales and Adjusted gross margin should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP measures only supplementally. As noted in the table below, Adjusted Net (Loss) Income, Adjusted (Loss) Earnings per Diluted Share, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted cost of sales and Adjusted gross margin include adjustments for non-cash charges related to equity-based compensation programs, loss of extinguishment of debt, acquisition transaction costs and other expenses, certain severance, relocation and related costs, foreign currency transaction gains and losses, tax receivable agreement liability adjustments, one-time inventory write-down and other unusual or one-time items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described herein and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

The following tables reconcile the Non-GAAP Financial Measures to the most directly comparable U.S. GAAP financial performance measure, which is net income, for the periods presented:

	Three Months Ended March 31,
	2023	2022
	(In thousands, except per share data)
Net (loss) income attributable to Funko, Inc.	$(55,311)	$9,882
Reallocation of net (loss) income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	(5,833)	4,636
Equity-based compensation (2)	3,642	3,369
Loss on extinguishment of debt (3)	494	—
Acquisition transaction costs and other expenses (4)	1,010	930
Certain severance, relocation and related costs (5)	1,735	1,680
Foreign currency transaction loss (6)	822	397
One-time inventory write-down (7)	30,084	—
Income tax expense (8)	(1,901)	(2,465)
Adjusted net (loss) income	$(25,258)	$18,429
Adjusted net (loss) income margin (9)	(10.0)%	6.0%
Weighted-average shares of Class A common stock outstanding-basic	47,248	40,324
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	4,364	13,808
Adjusted weighted-average shares of Class A stock outstanding - diluted	51,612	54,132
Adjusted (loss) earnings per diluted share	$(0.49)	$0.34

	Three Months Ended March 31,
	2023	2022
	(amounts in thousands)
Net (loss) income	$(61,144)	$14,518
Interest expense, net	5,687	1,210
Income tax (benefit) expense	(10,320)	3,678
Depreciation and amortization	13,976	10,471
EBITDA	$(51,801)	$29,877
Adjustments:
Equity-based compensation (2)	3,642	3,369
Loss on extinguishment of debt (3)	494	—
Acquisition transaction costs and other expenses (4)	1,010	930
Certain severance, relocation and related costs (5)	1,735	1,680
Foreign currency transaction loss (6)	822	397
One-time inventory write-down (7)	30,084	—
Adjusted EBITDA	$(14,014)	$36,253
Adjusted EBITDA margin (10)	(5.6)%	11.8%

	Three Months Ended March 31,
	2023	2022
	(In thousands, except per share data)
Cost of sales (exclusive of depreciation and amortization shown separately)	$202,303	$199,649
One-time inventory write-down (7)	30,084	—
Adjusted cost of sales (exclusive of depreciation and amortization shown separately)	$172,219	$199,649
Adjusted gross margin (11)	31.6%	35.3%

(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income was attributable to non-controlling interests.

(2)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on the timing of awards.
(3)	Represents write-off of unamortized debt financing fees for the three months ended March 31, 2023.
(4)	For the three months ended March 31, 2023 and 2022 includes acquisition-related costs related to due diligence fees.
(5)
For the three months ended March 31, 2023, includes charges related severance and benefit costs related to a reduction-in- force. For the three months ended March 31, 2022, includes charges related to one-time relocation costs for U.S. warehouse personnel in connection with the new opening of a warehouse and distribution facility in Buckeye, Arizona.

(6)	Represents both unrealized and realized foreign currency losses on transactions denominated other than in U.S. dollars, including derivative gains and losses on foreign currency forward exchange contracts.
(7)	For the three months ended March 31, 2023, represents a one-time inventory write-down to improve U.S. warehouse operational efficiency.
(8)	Represents the income tax expense effect of the above adjustments. This adjustment uses an effective tax rate of 25% for all periods presented.
(9)	Adjusted net (loss) income margin is calculated as Adjusted net (loss) income as a percentage of net sales.
(10)	Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.
(11)	Adjusted gross margin is calculated as net sales less Adjusted cost of sales (exclusive of depreciation and amortization shown separately) as a percentage of net sales.